                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             HERITAGE COMMERCE CORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              CALIFORNIA                              77-0469558
    -------------------------------             ----------------------
    (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)             Identification Number)


                    150 ALMADEN BOULEVARD, SAN JOSE, CA 95113
                    -----------------------------------------
                    (Address of principal executive offices)


    HERITAGE COMMERCE CORP AMENDED AND RESTATED 1994 TANDEM STOCK OPTION PLAN
    -------------------------------------------------------------------------
                              (Full title of plans)


                                 JOHN E. ROSSELL
                             HERITAGE COMMERCE CORP
                              150 ALMADEN BOULEVARD
                               SAN JOSE, CA 95113
                                 (408) 947-6900
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------- -------------- ------------------------- ---------------------------- ------------------
                                           Proposed maximum           Proposed maximum
Title of securities         Amount to be   offering price             aggregate offering          Amount of
to be registered            registered     per share(1)               price(1)                    registration fee
--------------------------- -------------- ------------------------- ---------------------------- ------------------
Heritage Commerce Corp
Amended and Restated 1994
Tandem Stock Option Plan       162,576              $14.25                $2,316,708                 $611.61
(common stock and related
options)
--------------------------- -------------- ------------------------- ---------------------------- ------------------

       (1) In accordance with Rule 457(h), based on the average of the bid and ask price for Heritage Commerce Corp common stock as of January 19, 2000.

       This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

       Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 333-59277 (filed July 17, 1998) are incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Heritage Commerce Corp (the "Company") hereby incorporates by reference in this registration statement the following documents:

     (a) The Company's annual report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission (the "Commission") on March 29, 1999;

     (b) The Company's quarterly report on Form 10-Q for the period ended March 31, 1999, as filed with the Commission on May 14, 1999;

     (c) The Company's quarterly report on Form 10-Q for the period ended June 30, 1999, as filed with the Commission on August 13, 1999;

     (d) The Company's quarterly report on Form 10-Q for the period ended September 30, 1999, as filed with the Commission on November 15, 1999;

     (e) The Company's Current Reports on Form 8-K dated January 6, 1999, January 29, 1999, April 27, 1999, July 21, 1999, September 21, 1999,
         October 25, 1999, January 5, 2000, and January 21, 2000, filed by the Company with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     (f) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on March 5, 1998.

     (g) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 317 of the California General Corporations Law (the "CGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. Section 204 of the CGCL provides that this limitation on liability has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section 310 of the CGCL (concerning contracts or transactions between the corporation and a director) or (vii) under
Section 316 of the CGCL (directors' liability for improper dividends, loans and guarantees).

     In accordance with Section 317, the Company's Articles of Incorporation (the "Articles"), limit the liability of a directors, officers and employees to the Company or its shareholders for monetary damages to the fullest extent permissible under California law, and in excess of that authorized under Section
317. The Articles and the Company's By-Laws further provide for indemnification of corporate agents to the maximum extent permitted by the CGCL.

     The Company also maintains insurance policies which insure its officers and directors against certain liabilities in an annual aggregate maximum amount of $10 million.

     The foregoing summaries are necessarily subject to the complete text of the statute, the Articles, the By-Laws referred to above and are qualified in their entirety by reference thereto.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Exhibit Index beginning on page E-1 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

     (a) Rule 415 Offering.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


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

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings incorporating subsequent Exchange Act documents by reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Request for acceleration of effective date of filing of registration statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on November 18, 1999.


                                            HERITAGE COMMERCE CORP
                                            (Registrant)


                                            By         /s/ John E. Rossell
                                              ----------------------------------
                                                        John E. Rossell
                                                         President and
                                                     Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

             Signature                                      Title                    Date
             ---------                                      -----                    ----
        /s/ John E. Rossell                    President, Chief Executive      November 18, 1999
------------------------------------           Officer and Director
        John E. Rossell                        (Principal Executive Officer)

        /s/ Lawrence D. McGovern               Executive Vice President and    November 18, 1999
------------------------------------           Chief Financial Officer
        Lawrence D. McGovern                   (Principal Financial and
                                               Accounting Officer)

        /s/ Frank Bisceglia                    Director                        November 18, 1999
------------------------------------
        Frank Bisceglia

                                               Director                        November 18, 1999
------------------------------------
        James Blair

        /s/ Arthur Carmichael, Jr.             Director                        November 18, 1999
------------------------------------
        Arthur Carmichael, Jr.

        /s/ Richard L. Conniff                 Director                        November 18, 1999
------------------------------------
        Richard L. Conniff

        /s/ William Del Biaggio, Jr.           Director                        November 18, 1999
------------------------------------
        William Del Biaggio, Jr.

        /s/ Anneke Dury                        Director                        November 18, 1999
------------------------------------
        Anneke Dury

        /s/ Tracey Enfantino                   Director                        November 18, 1999
------------------------------------
        Tracey Enfantino

        /s/ Glenn George                       Director                        November 18, 1999
--------------------------------------------
        Glenn George

             Signature                                      Title                    Date
             ---------                                      -----                    ----
        /s/ Robert Gionfriddo                  Director                        November 18, 1999
------------------------------------
        Robert Gionfriddo

        /s/ P. Michael Hunt                    Director                        November 18, 1999
------------------------------------
        P. Michael Hunt

        /s/ John Larsen                        Director                        November 18, 1999
------------------------------------
        John Larsen

        /s/ Lon Normandin                      Director                        November 18, 1999
------------------------------------
        Lon Normandin

        /s/ Jack Peckham                       Director                        November 18, 1999
------------------------------------
        Jack Peckham

        /s/ Robert Peters                      Director                        November 18, 1999
------------------------------------
        Robert Peters

        /s / Humphrey Polanen                  Director                        November 18, 1999
------------------------------------
        Humphrey Polanen

        /s / Kirk Rossman                      Director                        November 18, 1999
------------------------------------
        Kirk Rossman

        /s/ Brad L. Smith                      Director                        November 18, 1999
------------------------------------
        Brad L. Smith

                                POWER OF ATTORNEY

     Know all men by these presents that each of the undersigned does hereby make, constitute and appoint John E. Rossell and Lawrence D. McGovern, or either of them, as the true and lawful attorney-in-fact of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to execute and deliver the Registration Statement on Form S-8, and any and all amendments thereto, including without limitation pre-effective and post-effective amendments thereto; such Form S-8 and each such amendment to be in such form and to contain such terms and provisions as said attorney or substitute shall deem necessary or desirable; giving and granting unto said attorney, or to such person as in any case may be appointed pursuant to the power of substitution herein given, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or, in the opinion of said attorney or substitute, able to be done in such matter as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney or such substitute shall lawfully do or cause to be done by virtue hereof.

     In witness whereof, each of the undersigned has duly executed this Power of Attorney.


                 /s/ Frank Bisceglia                  November 18, 1999
            --------------------------------
              Frank Bisceglia

                                                      November 18, 1999
            --------------------------------
              James Blair

                 /s/ Arthur Carmichael, Jr.           November 18, 1999
            --------------------------------
              Arthur Carmichael, Jr.

                 /s/ Richard L. Conniff               November 18, 1999
            --------------------------------
              Richard L. Conniff

                 /s/ William Del Biaggio, Jr.         November 18, 1999
            --------------------------------
              William Del Biaggio, Jr.

                 /s/ Anneke Dury                      November 18, 1999
            --------------------------------
              Anneke Dury

                 /s/ Tracey Enfantino                 November 18, 1999
            --------------------------------
              Tracey Enfantino

                 /s/ Glenn George                     November 18, 1999
            --------------------------------
              Glenn George

                 /s/ P. Michael Hunt                  November 18, 1999
            --------------------------------
              P. Michael Hunt

                 /s/ Robert Gionfriddo                November 18, 1999
            --------------------------------
              Robert Gionfriddo

                 /s/ John Larsen                      November 18, 1999
            --------------------------------
              John Larsen

                 /s/ Lon Normandin                    November 18, 1999
            --------------------------------
              Lon Normandin

                 /s/ Jack Peckham                     November 18, 1999
            --------------------------------
              Jack Peckham

                 /s/ Robert Peters                    November 18, 1999
            --------------------------------
              Robert Peters

                 /s/ Humphrey Polanen                 November 18, 1999
            --------------------------------
              Humphrey Polanen

                 /s/ Kirk Rossman                     November 18, 1999
            --------------------------------
              Kirk Rossman

                 /s/ Brad L. Smith                    November 18, 1999
            --------------------------------
              Brad L. Smith

                                  EXHIBITS LIST


                                                                                 Sequentially
  Exhibit                               Description                              Numbered Page
  -------                               -----------                              -------------
     4       Amendment to Heritage Commerce Corp Amended and Restated 1994
             Tandem Stock Option Plan

     5 Opinion of Counsel as to the legality of securities being registered

   24.1      Consent of Counsel (included in Exhibit 5)

   24.2      Consent of Independent Auditors

    25 Power of Attorney (included in signature page of this registration statement)